EXHIBIT 32.1

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Renewal Fuels, Inc. (the “Company”) on Form 10-Q for the period ended June 30, 2008, as filed with the Securities and Exchange Commission (the “SEC”) on August 15, 2008, as amended by this Form 10-Q/A (No. 2) for the period ended June 30, 2008 as filed with the SEC on October 15, 2008 (the “Report”), the undersigned Chief Executive Officer and Chief Financial Officer (Principal Financial and Accounting Officer) of the Company, certifies, pursuant to 18 U.S.C. Section 1350 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.

The foregoing certification is being furnished solely to accompany the Report pursuant to 18 U.S.C. section 1350 and is not being filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and is not to be incorporated by reference into any filing of the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

Dated: October 15, 2008	By:	/s/ Bryan Chance
Bryan Chance
Chief Executive Officer and Chief Financial Officer (Principal Financial and Accounting Officer)